UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024 (February 4, 2024)

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Indiana 46904-9013
1020 West Park Avenue Kokomo, Indiana 46904-9013 (Address of principal executive offices)

(765) 456-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HAYN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Merger Agreement

On February 4, 2024, Haynes International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with North American Stainless, Inc., a Delaware corporation (“Parent”), Warhol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely for purposes specified therein, Acerinox S.A., a Spanish sociedad anonima (“Guarantor”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by  Parent, Merger Sub or any other subsidiaries thereof, in each case, as of immediately prior to the Effective Time, or any shares of Company Common Stock as to which appraisal rights have been properly and validly exercised in accordance with Delaware law), will be automatically cancelled, extinguished and converted into the right to receive $61.00, without interest thereon (the “Per Share Price”), and (ii) each share of Company Common Stock that is held by the Company as treasury stock or owned by Parent, Merger Sub or any other subsidiaries thereof, in each case, as of immediately prior to the Effective Time, will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

Representations and Warranties and Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, (i) the Company has agreed, subject to certain exceptions, to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and preserve intact in all material respects its material assets and significant commercial relationships with third parties, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, and not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) and (ii) from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Company has agreed not to solicit or engage in discussions or negotiations regarding any alternative business combination transaction.

Treatment of Company Equity Awards

Each Company stock option that is outstanding as of immediately prior to the Effective Time with an exercise price per share less than the Per Share Price, whether vested or unvested (a “Company Option”), will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the per share exercise price of such Company Option.

Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be automatically cancelled at the Effective Time for no consideration.

Each award of restricted stock of the Company that is outstanding as of immediately prior to the Effective Time (“Company Restricted Stock”) will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the sum of (i) the product of (x) the Per Share Price and (y) the total number of shares of Company Common Stock subject to such award of Company Restricted Stock as of immediately prior to the Effective Time plus (ii) the amount of any accrued but unpaid dividends with respect to such award of Company Restricted Stock.

Each award of performance-based restricted stock units of the Company that is outstanding as of immediately prior to the Effective Time (a “Company Performance Share Award”) will, at the Effective Time, be automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the sum of (i) the product of (A) the Per Share Price and (B) the total number of shares of Company Common Stock subject to such Company Performance Share Award as of immediately prior to the Effective Time, determined with the applicable performance metrics deemed to be achieved at the greater of the actual level of performance for the period prior to the closing or the target level of performance, plus (ii) the amount of any accrued dividend equivalents with respect to such Company Performance Share Award.

Closing Conditions

The closing of the Merger (the “Closing”) is conditioned on certain conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Company Common Stock, (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Act, (iii) CFIUS Approval (as defined in the Merger Agreement), (iv) certain other approvals and clearances by government authorities (in each case of (ii)-(iv), without the imposition of any remedy that would, or would reasonably be expected to, result in a material adverse effect on the business, assets, results of operation or financial condition of the Company and its subsidiaries, taken as a whole and (v) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”) and the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Merger is not consummated by 11:59 p.m., New York City time on February 4, 2025 (subject to an automatic extension until August 4, 2025, and a second extension until February 4, 2026, in each case under certain circumstances for the purpose of obtaining certain regulatory approvals, in either case, the “Termination Date”), (ii) if the required approval by holders of a majority of the outstanding shares of Company Common Stock is not obtained, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause certain conditions to the Closing set forth in the Merger Agreement to not be satisfied and fails to cure such breach, or (iv) if any judgment, law or order prohibiting the Merger or the Transactions has become final and non-appealable. In addition, (x) subject to compliance with certain terms of the Merger Agreement, the Merger Agreement may be terminated by the Company (prior to obtaining the required approval of the Company’s stockholder) in order to enter into a definitive agreement providing for a superior proposal, and (y) the Merger Agreement may be terminated by Parent if the Company’s board of directors changes its recommendation to the Company’s stockholders to vote to approve the Merger Agreement.

Termination Fee

The Company will be required to pay Parent a termination fee in an amount equal to $28,000,000, (i) if the Merger Agreement is terminated due to the Company accepting a superior proposal, (ii) if the Merger Agreement is terminated due to the board of directors of the Company changing its recommendation to the Company’s stockholders to vote to approve the Merger Agreement or (iii) if the Merger Agreement is terminated (A) (x) due to failure obtain the required approval of the Merger by holders of a majority of the outstanding shares of Company Common Stock at the Company’s stockholder meeting, (y) due to the uncured breach of the Company’s representations, warranties and covenants set forth in the Merger Agreement if the required approval by holders of a majority of the outstanding shares of Company Common Stock has not been obtained or (z) at the Termination Date if the required approval by holders of a majority of the outstanding shares of Company Common Stock has not been obtained, (B) prior to the taking of a vote (in the case of termination contemplated by clause (A)(x)) or the termination (in the case of the termination contemplated by clauses (A)(y) or (A)(z)), a third party shall have publicly made an acquisition proposal, and (C) within 12 months of such termination of the Merger Agreement, the Company enters into a definitive agreement for or consummates any alternate acquisition transaction.

Guaranty

Guarantor guarantees to the Company, the surviving corporation and their successors and assigns the payment and performance of each of the covenants, obligations and liabilities (including the obligation to pay the Per Share Price) of Parent and Merger Sub, as applicable in the Merger Agreement.

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01Regulation FD Disclosure.

On February 5, 2024, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Item 7.01.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position, made in this Current Report on Form 8-K are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. Statements in this communication that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of the Company by Parent and the associated integration plans, expected synergies and capital expenditure commitments, anticipated future operating performance and results of the Company, the expected management and governance of the Company following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the Merger Agreement.

There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside the Company’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of the Company or Parent or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or the Company stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of the Company and Parent to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts the Company’s or Parent’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact the Company’s or Parent’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s and/or Parent’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company and Parent to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on the Company’s or Parent’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions.

Also, the Company’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in the Company’s filings with the SEC, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in the Company’s most recently filed Annual Report on Form 10-K filed November 16, 2023 and the Company’s Current Reports on Form 8-K.

The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect. Except to the extent required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving the Company and Parent. A meeting of the stockholders of the Company will be announced as promptly as practicable to seek Company stockholder approval in connection with the proposed transaction. The Company intends to file relevant materials with the SEC, including that the Company will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY DECISION, COMPANY STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investors section of the Company’s website at https://www.haynesintl.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s (i) directors is set forth in the section entitled “Business Experience of Nominated Directors” starting on page 10 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 9, 2024 and the Annual Report on Form ARS filed with the SEC on January 9, 2024 (and available here and here), and (ii) executive officers is set forth in the section entitled “Information about our Executive Officers” on page 19 of the Company’s Annual Report on Form 10-K filed with the SEC on November 16, 2023 (and available here). Information about the compensation of the Company’s non-employee directors is set forth in the section entitled “Director Compensation Program” starting on page 18 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 9, 2024 and the Annual Report on Form ARS filed with the SEC on January 9, 2024 (and available here and here). Information about the compensation of the Company’s named executive officers is set forth in the section entitled “Executive Compensation” starting on page 25 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 9, 2024 and the Annual Report on Form ARS filed with the SEC on January 9, 2024 (and available here and here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933) are disclosed in the section entitled “Conflict of Interest and Related Person Transactions” starting on page 16 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 9, 2024 and the Annual Report on Form ARS filed with the SEC on January 9, 2024 (and available here and here). As of February 5, 2024, each of the “participants”, other than Michael Shor, “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) less than 1% of the Company’s common stock. As of February 5, 2024, Mr. Shor beneficially owned 2.2% of the Company’s common stock. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the SEC when they become available.

ITEM 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, by and among Haynes International, Inc., North American Stainless, Inc., Warhol Merger Sub, Inc., and, for limited purposes set forth therein, Acerinox S.A., dated as of February 4, 2024.*

99.1	Press Release, dated February 5, 2024.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYNES INTERNATIONAL, INC.

Date: February 5, 2024	By:	/s/ Michael L. Shor
		Name:	Michael L. Shor
		Title:	President and Chief Executive Officer